Exhibit 99.1

Camden National Corporation Declares Dividend

CAMDEN, Maine, December 31, 2002 /PRNewswire-FirstCall/—Robert W. Daigle, President and Chief Executive Officer of Camden National Corporation (Amex: CAC) announced that the Board of Directors of the Company declared a $0.17 per share dividend payable on January 31, 2003 for shareholders of record on January 15, 2003.

Camden National Corporation, headquartered in Camden, Maine, and listed on the American Stock Exchange under the symbol CAC, is the holding company for a family of four financial services companies, including: Camden National Bank (CNB), a full-service community bank with 12 banking offices serving Mid-coast and Portland and Kennebunk, Maine, and on-line at www.camdennational.com, and recipient of the Governor’s Award for Business Excellence in 2002; UnitedKingfield Bank (UKB), a full-service community bank with 16 offices serving Central, Eastern and Western Maine and on-line at www.unitedkingfield.com; Acadia Trust, N.A., offering investment management and fiduciary services from its headquarters in Portland, Maine and on-line at www.acadiatrust.com; and Trust Company of Maine, Inc., offering trust and investment services throughout Central and Eastern Maine from its headquarters in Bangor, Maine and on-line at www.tcofme.com. Acadia Financial Consultants is a division of CNB and UKB, offering full-service brokerage services.

This press release and the documents incorporated by reference herein contain certain statements that may be considered forward-looking statements under the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the use of the words “believe”, “expect”, “anticipate”, “intend”, “estimate”, “assume”, “will”, “should”, and other expressions which predict or indicate future events or trends and which do not relate to historical matters. Forward-looking statements should not be relied on, because they involve known and unknown risks, uncertainties and other factors, some of which are beyond the control of the Company. These risks, uncertainties and other factors may cause the actual results, performance or achievements of the Company to be materially different from the anticipated future results, performance or achievements expressed or implied by the forward-looking statements.

Some of the factors that might cause these differences include the following: changes in general, national or regional economic conditions; changes in loan default and charge-off rates; reductions in deposit levels necessitating increased borrowing to fund loans and investments; changes in interest rates; changes in laws and regulations; changes in the size and nature of the Company’s competition; and changes in the assumptions used in making such forward-looking statements. Other factors could also cause these differences. For more information about these factors please see our Annual Report on Form 10-K on file with the SEC. All of these factors should be carefully reviewed, and readers should not place undue reliance on these forward-looking statements.

These forward-looking statements were based on information, plans and estimates at the date of this press release, and the Company does not promise to update any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes.

SOURCE Camden National Corporation

CONTACT: Gregory A. Dufour, Senior Vice President – Finance
Camden National Corporation, 207-236-9131,
gdufour@camdennational.com